Exhibit 107.1

CALCULATION OF FILING FEE TABLES (1)(2)

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-1 ON FORM S-3
(Form Type)

OppFi Inc.
(Exact Name of registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (3)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	Equity	Class A common stock, $0.0001 par value per share ("Class A Common Stock")	Rules 457(c)	116,304,132(4)	$9.33(5)	$1,085,117,551.56	0.00010910	$118,386.33
Fees Previously Paid	Equity	Warrants to purchase Class A Common Stock	Rules 457(g)	3,451,964(6)	$0.00 (7)	$0.00 (7)	0.00 (7)	$0.00 (7)
Carry Forward Securities
	Total Offering Amounts					$1,085,117,551.56		$118,386.33
	Total Fees Previously Paid							$118,386.33
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)	No new securities are being registered on this post-effective amendment and all registration fees were previously paid at the time the Registration Statement was initially filed.
(2)	These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table on the cover of the initial Registration Statement No. 333-258698.
(3)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminable number of additional shares of Class A Common Stock of OppFi Inc. which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Class A Common Stock.
(4)	At the time of initial registration, consisted of (i) 100,964,668 shares of Class A Common Stock registered for sale by the selling securityholders named in the Registration Statement (excluding the shares referred to in the following clauses (ii)-(iii)), (ii) 3,451,964 shares of Class A Common Stock issuable upon exercise of 3,451,964 private placement warrants, and (iii) 11,887,500 shares of Class A Common Stock issuable upon the exercise of 11,887,500 public warrants.
(5)	At the time of the prior fee payment, calculated pursuant to Rule 457(c) of the Securities Act, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the Class A Common Stock on August 4, 2021, as reported on The New York Stock Exchange.
(6)	At the time of initial registration, represented the resale of 3,451,964 private placement warrants.
(7)	In accordance with Rule 457(g), the entire registration fee for the private placement warrants was allocated to the Class A Common Stock underlying such warrants, and no separate fee was payable for the private placement warrants.